SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2013

SMITHFIELD FOODS, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

1-15321	52-0845861
(Commission File Number)	(I.R.S. Employer Identification No.)

200 Commerce St. Smithfield, Virginia	23430
(Address of Principal Executive Offices)	(Zip Code)

(757) 365-3000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on May 28, 2013, Smithfield Foods, Inc., a Virginia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Parent”) and Sun Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The obligations of the Company and Parent to complete the Merger are subject to the satisfaction or waiver of certain conditions, including approval by the Company’s shareholders.

Due to the contemplated Merger, the Company has entered into the Rabobank Letter of Credit Agreement (as defined below), and the Credit Facility Amendments (as defined below) related to the following indebtedness of the Company:

•

Amended and Restated Credit and Security Agreement, dated as of January 31, 2013, among Smithfield Receivables Funding LLC as borrower, the Company as servicer, the lenders party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank”) as administrative agent and letter of credit issuer, as amended on May 31, 2013 (the “Securitization Facility”);

•

Amended and Restated Receivables Sale Agreement, dated as of January 31, 2013, among the Company, SFFC, Inc., Farmland Foods, Inc., The Smithfield Packing Company, Incorporated, Premium Pet Health, LLC, Patrick Cudahy, LLC, John Morrell & Co., Smithfield Global Products, Inc., Armour-Eckrich Meats LLC, Smithfield of Canada, Ltd., Smithfield Specialty Foods Group, LLC, American Skin Food Group, LLC and Smithfield Receivables Funding LLC, as amended on March 20, 2013 and May 31, 2013 (the “Receivables Sale Agreement”);

•

Amended and Restated Term Loan Agreement, dated as of August 31, 2012, among the Company, the lenders party thereto and Rabobank as administrative agent, as amended on January 31, 2013 (the “Rabobank Term Loan”); and

•

Second Amended and Restated Credit Agreement, dated as of June 9, 2011, among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Rabobank as administrative agent, as amended on January 31, 2013 (the Inventory Revolver”).

Credit Facility Amendments

On July 12, 2013, the Company entered into:

•	a Waiver No. 1 to the Receivables Sale Agreement and the Securitization Facility with the parties thereto (the “Waiver”);

•	a Consent Letter related to the Rabobank Term Loan with the parties thereto (the “Consent Letter”); and

•

a Consent and Second Amendment to the Inventory Revolver with the parties thereto (the “Inventory Revolver Amendment” and together with the Waiver and the Consent Letter, the “Credit Facility Amendments”).

Collectively, the Credit Facility Amendments (i) waive the event of default or the required offer to purchase, as the case may be, that would result from the “change of control” triggered by the consummation of the Merger, (ii) permit the Company to make certain restricted payments in an aggregate amount not to exceed $800 million which will be used to pay a portion of the merger consideration and (iii) permit the capital structure, including new indebtedness, of the Company that is expected to exist as a result of the consummation of the Merger and related financing transactions.

The foregoing description of the Waiver, the Consent Letter and the Inventory Revolver Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, the Consent Letter, attached hereto as Exhibit 10.2 to this Current Report on Form 8-K, and the Inventory Revolver Amendment, attached hereto as Exhibit 10.3 to this Current Report on Form 8-K, each of which is incorporated herein by this reference.

Rabobank Letter of Credit Agreement

On July 12, 2013, the Company and Rabobank entered into a Letter of Credit Agreement (the “Letter of Credit Agreement”) pursuant to which Rabobank agreed to issue on or prior to December 6, 2013 a single irrevocable standby letter of credit (the “Rabobank Letter of Credit”) for the benefit of Merger Sub in a face amount of $750,000,000 and with an expiry date of no later December 6, 2013. The Rabobank Letter of Credit is expected to be issued by Rabobank on or before the date Merger Sub issues senior unsecured notes, the proceeds of which will be placed in escrow and used to fund the Merger. The Rabobank Letter of Credit may be drawn in full or in part, but only in a single drawing. The proceeds of such drawing are required to be used to finance the Merger and the other transactions contemplated by the Merger Agreement.

Unreimbursed drawings under the Rabobank Letter of Credit will convert to an unsecured term loan that matures on June 10, 2016 (the “Term Loan”) in the event that all or a portion of any drawing under the Rabobank Letter of Credit is not repaid within three business days of drawing. In addition, unreimbursed drawings under the Letter of the Credit and after the conversion, the Term Loan shall bear a per annum interest of LIBOR plus a margin of 400 basis points (which margin increases by 50 basis points every three months following the draw date until such margin equals 750 basis points) or a base rate plus a margin of 300 basis points (which margin increases by 50 basis points every three months following the draw date until such margin equals 650 basis points). In addition, the Term Loan would provide for mandatory prepayments from the Company’s excess liquidity and a 0.50% fee on the principal amount of the Term Loan outstanding on the first anniversary of the draw date.

The Letter of Credit Agreement includes a cross default to the Rabobank Term Loan and certain customary events of default, the occurrence of which, following any applicable cure period, would permit Rabobank to, among other things, declare the principal, accrued interest and other obligations of the Company under the Letter of Credit Agreement to be immediately due and payable.

The foregoing description of the Rabobank Letter of Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rabobank Letter of Credit Agreement attached hereto as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under the heading “Rabobank Letter of Credit Agreement” in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Forward-Looking Statements

This filing contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning the Company’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company’s forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, approval of the merger proposal by the Company’s shareholders or the approval of government or regulatory agencies with regard to the merger; the failure of one or more conditions to the closing of the merger agreement to be satisfied; the failure of Shuanghui International Holdings Limited to obtain the necessary financing in connection with the merger agreement; the amount of the costs, fees, expenses and charges related to the merger agreement or merger; risks arising from the merger’s diversion of management’s attention from the Company’s ongoing business operations; risks that the Company’s stock price may decline significantly if the merger is not completed; the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the merger; the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies; food safety; livestock disease; live hog production costs; product pricing; the competitive environment and related market conditions; risks associated with the Company’s indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook; hedging risk; adverse weather conditions; operating efficiencies; changes in foreign currency exchange rates; access to capital; the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; adverse results from litigation; actions of domestic and foreign governments; labor relations issues; credit exposure to large customers; the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, and other risks and uncertainties described under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 28, 2013.

Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Any forward-looking statement that we make speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

10.1	Waiver No. 1 to Amended and Restated Receivables Sale Agreement and Amended and Restated Credit and Security Agreement, dated July 12, 2013.

10.2	Consent Letter related to the Amended and Restated Term Loan Agreement, dated July 12, 2013.

10.3	Consent and Second Amendment to Second Amended and Restated Credit Agreement, dated as of July 12, 2013.

10.4	Letter of Credit Agreement by and between the Company and Rabobank, dated July 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: July 15, 2013	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Waiver No. 1 to Amended and Restated Receivables Sale Agreement and Amended and Restated Credit and Security Agreement, dated July 12, 2013.

10.2	Consent Letter related to the Amended and Restated Term Loan Agreement, dated July 12, 2013.

10.3	Consent and Second Amendment to Second Amended and Restated Credit Agreement, dated July 12, 2013.

10.4	Letter of Credit Agreement by and between the Company and Rabobank, dated July 12, 2013.